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                                                                    Exhibit 10.1

               THE LUBRIZOL CORPORATION 2005 STOCK INCENTIVE PLAN

Section 1. Purpose.

      The purposes of The Lubrizol Corporation 2005 Stock Incentive Plan are to encourage selected employees of The Lubrizol Corporation and its Subsidiaries and Outside Directors of the Company to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders, and to enhance the ability of the Company and its Subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

Section 2. Definitions.

      As used in the Plan, the following terms have the meanings set forth below:

            (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Stock Award granted pursuant to the provisions of the Plan.

            (b) "Award Agreement" means a written document evidencing any Award granted hereunder, signed by the Company and delivered to the Participant or Outside Director, as the case may be.

            (c) "Board" means the Board of Directors of the Company.

            (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (e) "Committee" means a committee of not less than three (3) Outside Directors of the Board, each of whom must be a "disinterested person" within the meaning of Rule 16b-3(d)(3) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or statute.

            (f) "Company" means The Lubrizol Corporation.

            (g) "Employee" means any employee of the Company or of any Subsidiary.

            (h) "Fair Market Value" means the average of the high and low price of a Share on the New York Stock Exchange on the Grant Date (in the case of a Grant), or any other relevant date.

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            (i) "Full-value Awards" means Awards that result in the Company transferring the full value of any underlying Share issued in the transaction. Full-value Awards will include all Restricted Stock Awards, performance shares, performance rights, Stock-settled SARs, and certain other stock based Awards.

            (j) "Grant Date" means the date on which the Board approves the grant of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Stock Award, and, with respect to a Restricted Stock Unit Award granted to an Outside Director, the date specified pursuant to Section 10 on which such Award is granted.

            (k) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422A of the Code or any successor provision thereto.

            (l) "Non-Statutory Stock Option" means an Option that is not intended to be an Incentive Stock Option.

            (m) "Option" means an option to purchase Shares granted hereunder.

            (n) "Option Price" means the purchase price of each Share under an Option.

            (o) "Outside Director" means a member of the Board who is not an employee of the Company or of any Subsidiary.

            (p) "Participant" means an Employee who is selected by the Committee to receive an Award under the Plan.

            (q) "Plan" means The Lubrizol Corporation 2005 Stock Incentive Plan.

            (r) "Restricted Stock Award" means an award of restricted Shares under Section 8 hereof.

            (s) "Restricted Stock Unit Award" means an award of restricted stock units under Section 10 hereof.

            (t) "Restriction Period" means the period of time specified in an Award Agreement during which the following conditions remain in effect:
      (i) certain restrictions on the sale or other disposition of Shares awarded under the Plan, (ii) subject to the terms of the applicable Award Agreement, the continued employment of the Participant, and (iii) other conditions forth in the applicable Award Agreement.

            (u) "Shareholders' Meeting" means the annual meeting of shareholders of the Company in each year.

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            (v) "Shares" means common shares without par value of the Company.

            (w) "Stock Appreciation Right" means the right to receive a payment in cash or in Shares, or in any combination thereof, from the Company equal to the excess of the Fair Market Value of a stated number of Shares at the exercise date over a fixed price for such Shares.

            (x) "Stock Award" means the grant of Shares under the Plan.

            (y) "Stock-settled SAR" means the grant of a Stock Appreciation Right whereby the appreciation of the underlying Shares (the value to the Employee from the exercise of any Stock Appreciation Right grant) is settled in Shares, either for the full number of Shares or the appreciation net of any tax obligation.

            (z) "Subsidiary" means a corporation which is at least 80% owned, directly or indirectly, by the Company.

            (aa) "Voting Stock" means the then-outstanding securities entitled to vote generally in the election of directors of the Company.

Section 3. Administration.

      The Plan is administered by the Committee. Members of the Committee are appointed by and serve at the pleasure of the Board, and may resign by written notice filed with the Chairman of the Board or the Secretary of the Company. A vacancy on the Committee will be filled by the appointment of a successor member by the Board. Subject to the express provisions of this Plan, the Committee has conclusive authority to select Employees to be Participants for Awards and determine the type and number of Awards to be granted, to construe and interpret the Plan, any Award granted hereunder, and any Award Agreement entered into hereunder, and to establish, amend, and rescind rules and regulations for the administration of this Plan and has additional authority as the Board may from time to time determine to be necessary or desirable. Notwithstanding the foregoing, the Committee does not have the discretion with respect to Restricted Stock Awards granted to Outside Directors pursuant to Section 10 as to prevent any Award granted under this Plan from meeting the requirements for exemption from Section 16(b) of the Exchange Act, as set forth in Rule 16b-3 thereunder or any successor rule or statute.

Section 4. Shares Subject to the Plan.

            (a) Subject to adjustment as provided in the Plan, the maximum number of shares as to which Awards may be granted under this Plan is 4,000,000 Shares, of which no more than 2,000,000 Shares can be settled as full-value Awards. In addition to the stated maximums described above, this Plan provides the Committee with the flexibility to convert the Shares reserved solely for Options and the grant of Stock Appreciation Rights into "full value" awards (e.g., restricted stock, performance shares, etc.). Specifically:

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                  (i) For every Option or Stock Appreciation Right granted, the number of Shares available for grant shall be reduced by one Share for every one Share granted;

                  (ii) For each of the first 2,000,000 Shares granted as Awards other than Options or the grant of a Stock Appreciation Right, the number of Shares available for grant shall be reduced by one Share for every one Share granted;

                  (iii) For any Awards settled as a full-value Award in excess of the 2,000,000 Share limit, the number of Shares available for grant shall be reduced by three Shares for every one Share granted

            For example, if we issue 2,000,000 Shares as performance shares prior to exhausting our pool of shares for Options, the Committee has the flexibility to convert a portion of the remaining options into other Award types, but it must be consistent with the 3-to-1 ratio described above.

            The Company believes this provision provides for the maximum equity plan design flexibility while continuing to protect the long-term interests of shareholders.

            (b) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares. If: (i) any Shares subject to any Award granted hereunder are forfeited, (ii) any Award otherwise terminates without the issuance of Shares or payment of other consideration in lieu of Shares; (iii) Shares are used to pay the exercise price of an Option; or (iv) Shares are withheld from issuance to pay withholding taxes, the Shares subject to the Award, to the extent of any such forfeiture, termination or withholding, will again be available for issuance under the Plan.

            (c) The number of Shares which remain available for issuance pursuant to this Plan, together with Shares subject to outstanding Awards, at the time of any change in the Company's capitalization, including stock splits, stock dividends, mergers, reorganizations, consolidations, recapitalizations, or other changes in corporate structure will be appropriately and proportionately adjusted to reflect such change in capitalization.

Section 5. Eligibility.

      Any Employee is eligible to be selected as a Participant.

Section 6. Stock Options.

      Non-Statutory Stock Options and Incentive Stock Options may be granted hereunder to Participants either separately or in conjunction with other Awards granted

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under the Plan. Any Option granted to a Participant under the Plan will be evidenced by an Award Agreement in the form as the Committee may from time to time approve. Any Option will be subject to the following terms and conditions and to any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee deems desirable.

            (a) Option Price. The purchase price per Share under an Option will be fixed by the Committee in its sole discretion; provided that the purchase price will not be less than one hundred percent (100%) of the Fair Market Value of the Share on the Grant Date of the Option. Payment of the Option Price may be made in cash, Shares, or a combination of cash and Shares, as provided in the Award Agreement relating thereto.

            (b) Option Period. The term of each Option will be fixed by the Committee in its sole discretion; provided that no Incentive Stock Option may be exercisable after the expiration of ten years from the Grant Date.

            (c) Exercise of Option. Options may be exercisable to the extent of fifty percent (50%) of the Shares subject thereto after one year from the Grant Date, seventy-five percent (75%) of such Shares after two years from the Grant Date, and one hundred percent (100%) of such Shares after three years from the Grant Date, subject to any provisions respecting the exercisability of Options that may be contained in an Award Agreement.

            (d) Incentive Stock Options. The aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company, of any parent corporation, or Subsidiary) will not exceed $100,000 or, if different, the maximum limitation in effect at the Grant Date under Section 422A of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder will comply in all respects with the provisions of Section 422A of the Code, or any successor provision, and any regulations promulgated thereunder.

Section 7. Stock Appreciation Rights.

      Stock Appreciation Rights may be granted hereunder to Participants either separately or in conjunction with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Any Stock Appreciation Right related to a Non-Statutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. Any Stock Appreciation Right related to an Option will be exercisable only to the extent the related Option is exercisable. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right

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or applicable portion thereof terminates and is no longer exercisable upon the termination or exercise of the related Option. Similarly, upon exercise of a Stock Appreciation Right as to some or all of the Shares covered by a related Option, the related Option will be canceled automatically to the extent of the Stock Appreciation Rights exercised, and such Shares will not thereafter be eligible for grant under Section 4(a). The Committee may impose any conditions or restrictions on the exercise of any Stock Appreciation Right as it deems appropriate.

Section 8. Restricted Stock Awards.

            (a) Issuance. Restricted Stock Awards may be issued hereunder to Participants, either separately or in conjunction with other Awards granted under the Plan. Each Award under this Section 8 will be evidenced by an Award document from the Company which will specify the vesting schedule, any rights of acceleration and such other terms and conditions as the Board determines, which need not be the same with respect to each Participant.

            (b) Registration. Shares issued under this Section 8 will be evidenced by issuance of a stock certificate or certificates registered in the name of the Participant bearing the following legend and any other legend required by, or deemed appropriate under, any federal or state securities laws:

            The sale or other transfer of the common shares represented by this certificate is subject to certain restrictions set forth in the Award document granted to ___________________ (the registered owner) by The Lubrizol Corporation dated _______________, under The Lubrizol Corporation 2005 Stock Incentive Plan. A copy of the Plan and Award document may be obtained from the Secretary of The Lubrizol Corporation.

      Unless otherwise provided in the Award document from the Company, the certificates will be retained by the Company until the expiration of the Restriction Period. Upon the expiration of the Restriction Period, the Company will (i) have the legend removed from the certificates for the Shares to which a Participant is entitled in accordance with the Award document from the Company and (ii) release the Shares to the custody of the Participant.

            (c) Forfeiture. Except as otherwise determined by the Committee at the Grant Date, upon separation of service of the Participant for any reason during the Restriction Period, all Shares still subject to restriction will be forfeited by the Participant and retained by the Company; provided that in the event of a Participant's retirement, permanent disability, death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to the Participant's Shares. In such case, unrestricted Shares will be issued to the Participant at the time determined by the Committee.

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            (d) Rights as Shareholders. At all times during the Restriction
      Period, Participants will be entitled to full voting rights with respect to all Shares awarded under this Section 8 and will be entitled to dividends with respect to the Shares.

Section 9. Stock Awards.

      Awards of Shares may be granted hereunder to Participants, either separately or in conjunction with other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee has the sole and complete authority to determine (i) the Employees to whom Awards will be granted, (ii) the time or times at which the Awards will be granted, (iii) the number of Shares to be granted pursuant to the Awards, and (iv) all other conditions of the Awards. Conditions may include issuance of Shares at the time of the Award is granted or issuance of Shares at a time or times subsequent to the time the Award is granted, which subsequent times may be specifically established by the Committee and/or may be determined by reference to the satisfaction of one or more performance measures specified by the Committee. The provisions of Stock Awards need not be the same with respect to each Participant.

Section 10. Outside Directors' Restricted Stock Unit Awards.

            On the close of business on the date of each Annual Meeting of Shareholders, each Outside Director will automatically be granted a number of Restricted Stock Units equal to an amount calculated by dividing $60,000 by the Fair Market Value of a Share on the Grant Date, which will be subject to the following terms and conditions and to any additional terms and conditions, not inconsistent with the provisions of the Plan, as are contained in the applicable Award Agreement.

            (a) Vesting. Restricted Stock Unit Awards granted pursuant to this
      Section 10 will vest upon the earliest to occur of the following dates:

                  (i) one year after the Grant Date;

                  (ii) separation from service under a retirement plan or policy of the Company;

                  (iii) death while serving as a director; or

                  (iv) Change of Control pursuant to Section 11.

Section 11. Change in Control.

      Notwithstanding the provisions of Sections 6(c) and 10(a), outstanding Options will become 100% exercisable and any other outstanding Awards hereunder will become fully vested and without any restrictions upon the occurrence of any Change in Control (as

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hereafter defined) of the Company; except that no Option may be exercised prior to the end of six months from the Grant Date.

      Notwithstanding the provisions of Section 8 and the applicable Award Agreement, any outstanding Restricted Stock Awards will become fully vested and without any restrictions upon the occurrence of any Change in Control of the Company.

      For all purposes of the Plan, a "Change in Control" will occur if any of the following events occurs:

            (a) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

            (b) The Company sells all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

            (c) There is a report filed on Schedule 13D or Schedule 14D-l (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13(d)(3) or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the Voting Stock;

            (d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

            (e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this Section 11(e), each Director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.

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      Notwithstanding the foregoing provisions of Section 11(c) or 11(d) hereof, unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" will not occur for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, or (iii) any employee stock ownership plan or any other employee benefit plan sponsored by the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-l, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

Section 12. Amendments and Termination.

      The Board may, at any time, amend, alter or terminate the Plan, but no amendment, alteration, or termination may be made that would impair the rights of an Outside Director or Participant under an Award previously granted, without the Outside Director's or Participant's consent, or that without the approval of the shareholders would:

            (a) except as is provided in Sections 4(b) and 13(c) of the Plan, increase the total number of Shares which may be issued under the Plan;

            (b) change the class of employees eligible to participate in the Plan; or

            (c) materially increase the benefits accruing to Participants under the Plan;

so long as such approval is required by law or regulation; provided that, as long as required by law or regulation, the provisions of Section 10 hereof may not be amended or altered more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

      The Committee may amend the terms of any Award heretofore granted (except, with respect to Restricted Stock Awards granted pursuant to Section 10 hereof, only to the extent not inconsistent with Rule 16b-3 under the Exchange Act or any successor rule or statute), prospectively or retroactively, but no such amendment may impair the rights of any Participant or Outside Director without his consent.

Section 13. General Provisions.

            (a) No Option or other Award may be assignable or transferable by a Participant or an Outside Director otherwise than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights may be exercised during the Participant's lifetime only by the Participant, or, if permissible under applicable law, by the guardian or legal representative of the Participant.

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            (b) The term of each Award will be for a period of months or years from its Grant Date as may be determined by the Committee or as set forth in the Plan; provided that in no event may the term of any Incentive Stock Option or any Stock Appreciation Right related to any Incentive Stock Option exceed a period of ten (10) years from the Grant Date.

            (c) In the event of a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure such that Shares are changed into or become exchangeable for a larger or smaller number of Shares, thereafter the number of Shares subject to outstanding Awards granted to Participants and to any Shares subject to Awards to be granted to Participants pursuant to this Plan will be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Shares by reason of such change in corporate structure; provided, however, that the number of Shares will always be a whole number, and the purchase price per Share of any outstanding Options will, in the case of an increase in the number of Shares, be proportionately reduced, and, in the case of a decrease in the number of Shares, be proportionately increased. The above adjustment will also apply to any Shares subject to Restricted Stock Awards granted to Outside Directors pursuant to the provisions of Section 10.

            (d) No Employee may have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

            (e) The prospective recipient of any Award under the Plan will not, with respect to the Award, be deemed to have become a Participant, or to have any rights with respect to the Award, until and unless the recipient complies with the then applicable terms and conditions.

            (f) All certificates for Shares delivered under the Plan pursuant to any Award will be subject to any stock-transfer orders and other restrictions as the Committee deems advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            (g) Except as otherwise required in any applicable Award document or by the terms of the Plan, Participants will not be required, under the Plan, to make any payment other than the rendering of services.

            (h) The Company is authorized to withhold from any payment under the Plan, whether the payment is in Shares or cash, all withholding taxes due in respect of the payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

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            (i) Nothing contained in this Plan prevents the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

            (j) Nothing in the Plan interferes with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor does the Plan confer upon any Participant any right to continued employment with the Company or any Subsidiary.

Section 14. Effective Date of the Plan.

      The Plan will be effective upon adoption of the Plan by the Board of Directors of the Company. The Plan will be submitted to the shareholders of the Company for approval within one year after its adoption by the Board of Directors, and if the Plan is not approved by the shareholders, the Plan will be void and of no effect. Any Awards granted under the Plan prior to the date the Plan is submitted for approval by the shareholders will be void if the shareholders do not approve the Plan.

Section 15. Expiration of the Plan.

      Awards may be granted under this Plan at any time prior to April 1, 2010, on which date the Plan will expire but without affecting any outstanding awards.

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                            THE LUBRIZOL CORPORATION
                            2005 STOCK INCENTIVE PLAN
                                OUTSIDE DIRECTOR
                           RESTRICTED STOCK UNIT AWARD

THIS RESTRICTED STOCK UNIT AWARD, dated this ______ day of ______________, 2_____, (the "Grant Date") by The Lubrizol Corporation (the "Company") to _________________________________, a member of the Board of Directors of the
Company who is not an Director of the Company or a Subsidiary (as defined in the Plan).

The following terms and provisions apply to this Restricted Stock Unit Award:

1. This Award grants to you, under the provisions of the Company's 2005 Stock Incentive Plan, as amended (the "Plan"), the number of Stock Units ("Units") equal to the amount, set forth in Section 2, which is calculated by dividing $60,000.00 by the Fair Market Value of a Share of Lubrizol common stock, on the date of the most recent Annual Meeting of Shareholders, subject to the restrictions, terms and conditions as hereinafter set forth.

2. The aggregate number of Units granted under this Award is ________.

4. (a) The Restriction Period is one year beginning on the Grant Date and ending on the first anniversary of the Grant Date.

   (b) If you separate from service as a director of the Company for any reason prior to the end of the Restriction Period, you will forfeit to the Company all Units for which the Restriction Period has not expired, provided that in cases of special circumstances, the Committee (as defined in the Plan) may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, determine that the Restriction Period for any or all of the Units is deemed to have expired and Share certificates will be issued in accordance with Section 6.

5. Notwithstanding the provisions of Section 4, the Restriction Period will end upon: (a) your separation from service in accordance with any retirement plan or policy of the Company then in effect; (b) your death; or (c) the occurrence of any Change of Control (as defined in the Plan) of the Company.

6. At the end of the Restriction Period, a Share certificate(s) will be issued to you in an amount equal to the number of Units subject to the Restriction Period.

7. If there is a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure such that Company Common Shares are changed into or become exchangeable for a larger or smaller number of Company Common Shares, the number of Units specified in Section 2, above, will be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Company Common Shares by reason of the change in corporate structure; provided, however, that the number of Units will always be a whole number.

8. The Restriction Period will not expire if the lapse of restrictions would violate:

   (a    any applicable state securities law;

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      (b)   any applicable registration or other requirements under the
            Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, or the listing requirements of any stock exchange; or

      (c) any similar legal requirement of any governmental authority regulating the issuance of shares by the Company.

In addition, if a Registration Statement with respect to Shares distributable under this Plan is not in effect or if counsel for the Company deems it necessary or desirable in order to avoid possible violation of the Securities Act, the Company may require, as a condition to its issuance and delivery of certificate(s) for the Shares, the delivery to the Company of a commitment in writing by you that at the Grant Date and at the time of expiration of the Restriction Period it is your intention to acquire such Shares for your own account for investment only and not with a view to, or for resale in connection with, the distribution thereof other than in a transaction that does not require registration under the Securities Act (which may, but will not be required to, be conclusively determined for the purposes of this Agreement based upon written advice of counsel for the Company or the Director); that you understand the Shares distributable hereunder may be "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission; and that any resale, transfer or other disposition of the Shares will be accomplished only in compliance with Rule 144, the Securities Act, or other or subsequent applicable Rules and Regulations thereunder. In these circumstances (except as aforesaid), the Company may place on the certificate(s) an appropriate legend reflecting the aforesaid commitment and the Company may refuse to permit transfer of the certificate(s) until it has been furnished evidence satisfactory to it that no violation of the Securities Act or the Rules and Regulations thereunder would be involved in such transfer.

9. The Committee has conclusive authority, subject to the express provisions of the Plan as in effect from time to time and this Award to interpret this Award and the Plan, and to establish, amend and rescind rules and regulations for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Award in the manner and to the extent it deems expedient to carry the Plan into effect, and it is the sole and final judge of such expediency. The Board of Directors of the Company may from time to time grant to the Committee further powers and authority as the Board determines to be necessary or desirable. Notwithstanding any other provision of this Agreement to the contrary, no amendment, construction, establishment, rescission or correction of the type referenced above which is made or adopted following a Change in Control, and which amendment, construction, establishment or correction adversely affects your rights, will be effective without your express prior written consent.

10. Notwithstanding any other provision of this Award, the Units will be subject to all of the provisions of the Plan in force from time to time.

                                                        THE LUBRIZOL CORPORATION

                                                      By
                                                        ------------------------
                                                      J. L. Hambrick
                                                      President and CEO

                            THE LUBRIZOL CORPORATION
                            2005 STOCK INCENTIVE PLAN
                    NONSTATUTORY STOCK OPTION AWARD AGREEMENT

      THIS STOCK OPTION AWARD AGREEMENT, dated this ______ day of
______________, 2_____, (the "Grant Date") by The Lubrizol Corporation (the "Company") to _________________________________ (the "Employee"), an employee of the Company and/or a Subsidiary (as defined in the Plan).

      The parties to this Agreement agree to the following terms and provisions:

1. The Company grants to you, under the provisions of Company's 2005 Stock Incentive Plan, as amended (the "Plan"), the option of purchasing the number of Company Common Shares ("Shares") indicated in Section 2, at the price and subject to the terms and conditions described in this Agreement. The option rights described in this Agreement will be called "Option Rights". This Option award is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

2. The number of Shares you may purchase is ________.

3. The option price is $______ per Share.

4. (a) Except as provided in Sections 4(b), 4(c), 4(d), 4(e), 4(f), 4(g) and 8 hereof, you cannot exercise any of the Option Rights until you have remained continuously employed by the Company and/or any of its subsidiaries for one year after the Grant Date. After one year, you can exercise the Option Rights up to 50% of the Shares specified above. After two years you can exercise up to 75% of the Shares and after three years, you can exercise up to 100% of the Shares.

      (b) Notwithstanding Section 4(a), the Option Rights will become, and for the period specified in Section 6, will remain, 100% exercisable upon any Change in Control (as defined in the Plan) of the Company.

      (c) If you separate from service due to retirement from the Company or any of its subsidiaries in accordance with any retirement plan or policy of your employer (1) you, at any time within the period specified in Section 6, may exercise the Option Rights and (2) if there is a Change in Control within seven (7) months following your retirement (but within the period specified in Section 6), you may, in accordance with Section 9, exercise the LSARs (as defined below), in either case as follows: (A) if you have reached the normal retirement age you may exercise the Option Rights and LSARs up to 100% of the Shares, and (B) if you have not reached the normal retirement age but elect to retire pursuant to "early retirement" provisions of any applicable retirement plan or policy of your employer, you may exercise the Option Rights and LSARs to the extent you were entitled to exercise them immediately prior to your early retirement, or if the Organization and Compensation Committee of the Board of Directors of Lubrizol ("Committee"), upon the recommendation of the Chief Executive Officer of Lubrizol, specifically approves, you may exercise the Option Rights and LSARs up to 100% of the Shares.

      (d) If you separate from service with Lubrizol or any of its subsidiaries for any reason other than retirement or death, then you, at any time within three months following your separation from service (but within the period specified in Section 6), (1) may exercise the Option Rights and/or
      (2) may, in accordance with Section 9, exercise the LSARs, in each case to the extent you were entitled to exercise them immediately prior to your cessation of employment, or if the Committee, upon the recommendation of the Chief Executive Officer, specifically approves, you may exercise the Option Rights and LSARs up to 100% of the Shares.

      (e) If you die while employed by Lubrizol or any of its subsidiaries, then
      (1) for 12 months following the date of death, (but within the period specified in Section 6), the executor or administrator of your estate or the person entitled by will or the applicable laws of descent and distribution may exercise the Option Rights and (2) if there is Change in Control within seven months after your death, the person entitled by will or by the applicable laws of descent and distribution may, in accordance with Section 9, exercise the LSARs, in each case up to of 100% of the Shares.

      (f) If there is a Change in Control and your employment with the Company or any of its subsidiaries terminates either (1) by your employer other than for Cause (as defined below), or (2) by you for Good Reason (as defined below) then, notwithstanding anything in this award to the contrary, you, at any time within seven months following your termination (but within the period specified in Section 6), (A) may exercise the Option Rights and/or (B) may, in accordance with Section 9, exercise the LSARs, in each case up to 100% of the Shares. The term "Cause" means that, prior to your termination of the employment you committed: (I) an intentional act of fraud, embezzlement or theft in connection with your duties or in the course of your employment; (II) intentional wrongful damage to the property of the Company or any of its subsidiaries; or (III) intentional wrongful disclosure of secret processes or confidential information of the Company or any of its subsidiaries; or (IV) intentional wrongful engagement in any Competitive Activity (as defined below); and any of these acts was materially harmful to the Company. No act or failure to act on your part will be considered "intentional" if it was due primarily to an error in judgment or negligence, but will be considered "intentional" only if done, or omitted to be done, by you not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. Notwithstanding the above, you will not be considered to have been terminated for "Cause" unless there is delivered to you a copy of a resolution duly adopted by the affirmative vote of at least three-fourths of the Directors of the Company at a meeting of the Directors called and held for that purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Directors), finding that, in the good faith opinion of the Directors, you had committed an act described above in this Section 4(f) and specifying the particulars thereof in detail. Termination of employment by you will be considered for "Good Reason" if you terminate employment and any of the following events has occurred (regardless of whether any other reason, other than for Cause, for the termination exists or has occurred, including without limitation other employment):

            (i). Failure to elect or reelect or otherwise maintain you in the office or in the position, or a substantially equivalent office or position, which you held immediately prior to a Change in Control, or your removal as a Director of the Company (or any successor thereto) if you were a Director of the Company immediately prior to the Change in Control;

            (ii). A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position you held immediately prior to the Change in Control, a reduction in the aggregate of your annual compensation, or the termination or denial of your rights to employee benefits in which your similarly situated co-workers participate, or a reduction in scope or value thereof without your prior written consent, any of which is not remedied within ten calendar days after receipt by the Company of your written notice of the change, reduction or termination, as the case may be;

            (iii). A determination you made in good faith that as a result of a Change in Control and a change in circumstances thereafter significantly affecting your position, including, a change in the scope of the business or other activities for which you were responsible immediately prior to a Change in Control, you have been rendered substantially unable to carry out, have been substantially hindered in the performance of, or have suffered a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by you immediately prior to the Change in Control, which situation is not remedied within ten calendar days after receipt by the Company of your written notice of your determination; or

            (iv). The Company relocates its principal executive offices, or changes your principal location of work, to any location which is more than 50 miles from the location immediately prior to the Change of Control or to travel away from your office significantly more than was required prior to the Change in Control without, in either case, your prior written consent.

      The term "Competitive Activity" means your participation, without the written consent of an officer of the Company, in the management of any business enterprise if that enterprise engages in substantial and direct competition with the Company and the enterprise's sales of any product or service competitive with any product or service of the Company amounted to 25% of such enterprise's net sales for its most recently completed fiscal year and if the Company's net sales of said product or service amounted to 25% of the Company's net sales for its most recently completed fiscal year. "Competitive Activity" does not include (i) the mere ownership of securities in any such enterprise and exercise of rights appurtenant thereto or (ii) participation in management of any such enterprise other than in connection with the competitive operations of such enterprise.

      (g) If you, after leaving the employ of the Company, die during one of the periods described in Section 4(c), (d) or (f), the executor or administrator of your estate, or the person entitled by will or the applicable laws of descent and distribution, may exercise the Option Rights held by you at the time of your death during the applicable period, as follows:

            (i). If Section 4(c) was in effect, for one (1) year after your death;

            (ii). If Section 4(d) was in effect, for three (3) months after your death;

            (iii). If Section 4(f) was in effect, for one (1) year after your death;

      provided that, the Option Rights may not be exercised after the period specified in Section 6.

5. The Option Rights and LSARs are not transferable other than by will or by the laws of descent and distribution, and are exercisable during your lifetime only by you or your guardian or legal representative. In addition, except as otherwise provided by Sections 4(c), 4(d), 4(e), 4(f), 4(g) and 8, the Option Rights and/or LSARs can be exercised only if you remain continuously employed by Lubrizol or any of its subsidiaries from the Grant Date to the date of exercise.

6. Notwithstanding any other provision hereof, the Option Rights expire ten years after the Grant Date, or earlier as described in Sections 4(c), 4(d), 4(e), 4(f), 4(g) or 8.

7. If there is a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure so that Company Common Shares are changed into or become exchangeable for a larger or smaller number of Company Common Shares, the number of Shares subject to this award will be increased or decreased in direct proportion to the increase or decrease in the number of Company Common Shares by reason of the change in corporate structure; provided, however, that the purchase price per Share will, in the case of an increase in the number of Shares, be proportionately reduced, and, in the case of a decrease in the number of Shares, be proportionately increased. If there is any other change in the number or kind of outstanding Company Common Shares or other Company securities, or of any shares of stock or other securities into which Company Common Shares have been changed or for which they have been exchanged, then the Committee may make an adjustment in the number or kind of shares of stock or other securities purchasable hereunder, and in the manner of purchasing such stock or other securities and the price to be paid, as the Committee determines is equitably required by the change, and the adjustment will be effective and binding for all purposes of the Option Rights.

8. If the Company liquidates or dissolves, the Company will give to you at least thirty (30) days' prior written notice, and you will have the right within the thirty (30) day period (but within the period specified in Section 6) to exercise the Option Rights to the extent you otherwise are entitled to exercise the Option Rights. Any Option Rights which have not been exercised before the effective date of the liquidation or dissolution will terminate.

9. In accordance with the terms described in this Section 9, the Company grants to you limited stock appreciation rights ("LSARs") with respect of each of the Shares to which the Option Rights relate. Upon exercise of the LSARs, (a) you will be entitled to receive a cash amount equal to the amount by which the Fair Market Value (as defined below) of a Share exceeds the option price set forth in
Section 3 hereof, multiplied by the number of LSARs exercised, and (b) an equal number of Option Rights will automatically be canceled. You may exercise a LSAR only within sixty (60) days (but within the period specified in Section 6) after you receive written notice from the Company that there has been a Change in Control. You may exercise the LSARs by delivering to the Company at the office of its Vice President, Human Resources, a signed written notice, of your election to exercise in whole or in part the LSARs. The term "Fair Market Value" means the higher of (1) the highest daily closing price (as reported on the New York Stock Exchange Composite Transactions) for a Share during the period beginning on the 60th day prior to the date on which the LSAR is exercised and
(2) the highest gross price paid or to be paid for a Share in any Change in Control event described in Section 4(b).

10. (a) You may exercise the Option Rights by delivering to the Company at the office of its Vice President, Human Resources, a signed written notice of your election to exercise the Option Rights. You must include with the notice payment of the full purchase price of the Shares to be purchased, except as provided in Section 10(b). You must also pay, within the time period specified by the Company, the amount, if any, of the tax to be withheld for federal, state or local tax purposes on account of the exercise of the Option Rights. You may pay the purchase price and any withholding tax in cash (which may include withholding from your next salary payment), in Company Common Shares or in any combination of cash and Company Common Shares. If you use Company Common Shares to pay the purchase price of Shares being purchased: (1) you may do so either by actually delivering the share certificates or by attesting as to the ownership of the Common Shares; and (2) you must have owned them at least for six (6) months.

      (b) You may elect to pay the purchase price upon the exercise of the Option Rights by authorizing a third party to sell all the Shares (or a sufficient portion of the Shares) acquired upon the exercise of the Options Rights and to remit to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any tax withholding resulting from the exercise.

      (c) All elections must be made in writing and be submitted to the Company's Vice President, Human Resources. All elections by officers are irrevocable and are subject to the approval of the Committee.

      (d) The Company will withhold a sufficient number of Shares that will provide for the federal, state and/or local income tax at the rates then applicable for supplemental wages, unless otherwise requested by you, but in no event less than the statutory minimums for tax withholding.

      (e) For purposes of determining the number of Company Common Shares that are to be used in payment of the purchase price or to be withheld to provide for the tax withholding pursuant to Section 10(a), Company Common Shares will be valued at the average of the high and low trading prices on the New York Stock Exchange on the date you exercise the Option Rights. If the determination of the tax withholding would require the withholding of a fractional Share, the Company shall withhold the nearest whole number of Shares needed to pay the tax withholding, rounded up, and remit to you in cash the amount of the excess after the withholding taxes have been satisfied. Upon payment of any tax withholding, as described above, the Option Rights are considered to be exercised as of the date the Company received your notice of the election to exercise the Option Rights, or, if applicable, the date of the sale of Shares as described in Section 10(b). Upon the proper exercise of the Option Rights, the Company will issue and deliver to you, a certificate or certificates for the Shares purchased. You agree that, as a holder of the Option Rights, you have no rights as a shareholder with respect to any of the Shares as to which this Option applies unless you effectively exercise your Option Rights in accordance with the provisions in this Section 10.

11. Neither the Option Rights nor the LSARs will be exercisable if the exercise would violate:

      (a) any applicable state securities law;

      (b) any applicable registration or other requirements under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, or the listing requirements of any stock exchange; or

      (c) any similar legal requirement of any governmental authority regulating the issuance of shares by the Company.

In addition, if a Registration Statement for Shares under this Plan is not in effect or if the Company's counsel considers it necessary or desirable in order to avoid possible violation of the Securities Act, the Company may require the delivery to the Company of your written commitment that: (1) it is your intention to acquire the Shares for your own account for investment purposes only and not with a view to resell the Shares other than in a transaction that does not require registration under the Securities Act; (2) you understand the Shares may be "restricted securities" as defined in Rule 144 under the Securities Act; and (3) that any resale, transfer or other disposition of the Shares will be accomplished only in compliance with Rule 144 under the Securities Act. In certain circumstances, the Company may place a legend on the Shares certificates reflecting the commitment described above, and the Company may refuse to permit transfer of the Share certificates until the Company has been furnished with evidence satisfactory to it that the transfer would not result in a violation of the Securities Act or the Rules and Regulations.

12. Notwithstanding any other provision of this Agreement, if you are terminated from employment by the Company for Cause (as defined in Section 4(f) above), you will forfeit all of your vested and non-vested Options granted under this Agreement that are outstanding on the date of your termination.

13. The Committee has conclusive authority, subject to the express provisions of the Plan as in effect from time to time and this award, to construe this award and the Plan, and to establish, amend and rescind rules and regulations for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this award in the manner and to the extent it considers expedient to carry the Plan into effect. The Board of Directors of the Company may from time to time grant to the Committee further powers and authority as the Board determines to be necessary or desirable. Notwithstanding any other provision of this award to the contrary, no amendment, construction, establishment, rescission or correction of the type referenced above which is made or adopted following a Change in Control, and which amendment, construction, establishment or correction adversely affects your rights, will be effective without your express prior written consent.

14. You must hold any Shares that are distributed to you upon the exercise of the Option under this Award, at least until you have met your Share ownership guideline.

15. Notwithstanding any other provision of this award, the Option Rights will be subject to all of the provisions of the Plan in force from time to time.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate as of the day and year first above written.

THE LUBRIZOL CORPORATION                             EMPLOYEE

By
  -------------------------                          ----------------------
     J. L. Hambrick
     President and CEO

                            THE LUBRIZOL CORPORATION
                            2005 STOCK INCENTIVE PLAN
                             PERFORMANCE SHARE AWARD

      THIS PERFORMANCE SHARE AWARD, dated this ______ day of ______________, 2_____, (the "Grant Date") by The Lubrizol Corporation (the "Company") to _________________________________ , an employee of the Company and/or a
Subsidiary (as defined in the Plan).

      The following terms and provisions apply to this Performance Share Award:

1. The Company hereby grants to you, under the provisions of Section 9 of the Company's 2005 Stock Incentive Plan, as amended (the "Plan"), the number of Company Common Shares, without par value, in accordance with the three-year performance target chart(s) as shown in Exhibit A attached to this Award. The Company Common Shares granted hereunder are referred to herein as the "Shares".

2. If there is a Change of Control, as defined under the Plan, prior to the receipt of Shares under Section 1, above, you will receive a pro-rata number of Shares upon the Change of Control. The pro-rata number of Shares will be determined as shown on Exhibit B attached to this Award.

3. If you separate from service due to retirement (either normal or early retirement) prior to the receipt of Shares pursuant to Section 1, above, you will receive a pro-rata number of Shares upon the end of the three-year cycle based on the number of full months which have elapsed since the date of this Award at the time or your separation from service or death. In no event will the payment of Shares be made earlier than six months after your retirement.

      If you separate from service due to death prior to the receipt of Shares pursuant to Section 1, above, your beneficiary will receive a pro-rata number of Shares upon the end of the three-year cycle based on the number of full months which have elapsed since the date of this Award at the time or your service or death. You may at any time specify in writing a beneficiary to receive the Shares if you die before the receipt of Shares under this Award. If the Company does not have a beneficiary election on file at the time of your death, the Shares will be issued to your spouse, or if your spouse is not living at the time of issuance, your children who are living, or if you have no living children at the time of issuance, your estate.

      If you separate from service (voluntarily or involuntarily) for any other reason prior to the receipt of Shares pursuant to Section 1, above, you will forfeit any Shares under this Award.

4. The Award is not transferable by you during your life.

5. Prior to the issuance of Shares to you, you will not be a shareholder of the Company and you will have no rights under the Award as a shareholder of the Company. No dividends or other amount will be allocated or paid to you with respect to the Award.

6. If there is a stock split, reverse stock split or stock dividend, the number of Shares specified in Section 1, above will be increased or decreased in direct proportion to the increase or decrease in the number of Company Shares by reason of the stock split, reverse stock split or stock dividend.

7. Shares will not be distributed under this Award if the issuance of the Shares would violate:

      (a)   any applicable state securities law;

      (b) any applicable registration or other requirements under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, or the listing requirements of any stock exchange on which the Company's Shares are listed; or

      (c) any similar legal requirement of any governmental authority regulating the issuance of shares by the Company.

Further, if a Registration Statement with respect to the Shares to be issued is not in effect or if counsel for the Company deems it necessary or desirable in order to avoid possible violation of the Securities Act, the Company may require, as a condition to its issuance and delivery of certificates for the Shares, that you deliver to the Company a statement in writing that you understand the Shares may be "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission and that any resale, transfer or other disposition of the Shares will be accomplished only in compliance with Rule 144, the Securities Act, or other or subsequent applicable Rules and Regulations thereunder. Further still, the Company may place on the certificates evidencing the Shares an appropriate legend under Rule 144.

8. (a) When the Common Shares are distributable to you pursuant to Section 1, above, you may be subject to income and other taxes on the value of the Shares on the date of distribution. The Company will withhold a sufficient number of Shares that will provide for the federal, state and/or local income tax at the rates then applicable for supplemental wages, unless otherwise requested by you, but in no event less than the statutory minimums for tax withholding.

      (b) For purposes of determining the number of Common Shares that are to be withheld to provide for the tax withholding pursuant to Section 8(a), Common Shares will be valued at the average of the high and low trading prices on the New York Stock Exchange on the date Shares are distributable to you. If the determination of the tax withholding requires the withholding of a fractional Share, the Company shall withhold the nearest whole number of Shares needed to pay the tax withholding, rounded up, and remit to you in cash the amount of the excess after the withholding taxes have been satisfied.

9. Prior to the distribution of Shares pursuant to Section 1, the Committee has the right in its sole discretion to reduce the amount of this Award.

10. The Committee has conclusive authority, subject to the express provisions of the Plan, as in effect from time to time, and this Award, to interpret this Award and the Plan, and to establish, amend and rescind rules and regulations for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Award in the manner and to the extent it deems expedient to carry the Plan into effect, and it is the sole and final judge of such expediency. The Board of Directors of the Company may from time to time grant to the Committee such further powers and authority as the Board determines to be necessary or desirable.

11. You must hold any Shares that are distributed to you under this Award at least until you have met your Share ownership guideline.

12. Notwithstanding any other provision of this Award, your Award will be subject to all of the provisions of the Plan in force from time to time.

                                                        THE LUBRIZOL CORPORATION

                                                       By
                                                         -----------------------
                                                         James L. Hambrick
                                                         President and CEO

                                    Exhibit A

            Performance Measure for the 2005-2007 Performance Period

                                    EXHIBIT B

Determination of Pro-Rata Common Shares Upon a Change of Control Under Section 2

      Pursuant to the terms of Section 2, the number of pro-rata Common Shares upon a Change of Control will be determined as follows:

1. No payout if 12 months has not elapsed since the date of this Award.

2. If more than 12 months has elapsed since the date of this Award:

      (a) Determine the measurement growth rate for each full year that has elapsed in the 3-year period as of the date of the Change of Control,

      (b) The 3-year cumulative measurement growth will be imputed as either the 1-year measurement growth (if the Change of Controls occurs during the second year) or the 2-year cumulative measurement growth (if the Change of Control occurs during the third year).

      (c) Payout is then pro-rated based on number of full months that have elapsed since the date of this Award.

                                       5